Exhibit 5

                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]












                                                January 26, 1996



PECO Energy Company
P.O. Box 8699
2301 Market Street
Philadelphia, PA  19101

     Re:      Shares of Common Stock Subject to Option or
              Issuance Under the PECO Energy Company Long-Term
              Incentive Plan

Gentlemen:

     We have acted as counsel to PECO Energy Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 4,800,000 additional shares of common stock of the Company, without par value (the "Additional Shares"), which may be issued pursuant to the PECO Energy Company Long-Term Incentive Plan (the "Plan"). The defined terms used in this opinion have the same meaning as set forth in the Plan.

     The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Additional Shares issuable under the Plan will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Additional Shares are issued and that persons acquiring the Additional Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Additional Shares.

     Based on the foregoing, we are of the opinion that the Additional Shares
(a) when delivered upon the exercise of Options granted by the Compensation Committee of the Company's Board of Directors and upon payment of the Option price, (b) when delivered as payment for Dividend Equivalents granted under the Plan or (c) when issued as Restricted Stock Awards pursuant to






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PECO Energy Company
January 26, 1996
Page 2

the Plan, all in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,


                                           /s/ Ballard Spahr Andrews & Ingersoll